Exhibit 99.1  Press Release issued by the Company dated August 13, 2003


Pep Boys Announces Second Quarter Results
-- Reports Comparable Net Earnings of $.31 Per Share
-- Reaffirms Impact of Restructuring


PHILADELPHIA - August 13, 2003 - The Pep Boys - Manny, Moe & Jack
(NYSE: "PBY"), the nation's leading full-service automotive aftermarket chain, announced the following financial results for the thirteen weeks ended
August 2, 2003, which includes the impact of its corporate restructuring and other actions that were announced on July 31, 2003.

Pep Boys Chief Executive Officer, Larry Stevenson, commented, "I am pleased that our comparable store sales performance has improved versus the first quarter, but we still have a long way to go."

Operating Results

Second Quarter
Sales
Sales for the quarter ended August 2, 2003 (excluding 33 closed stores) were $556,030,000, 1.7% less than the $565,631,000 recorded last year. Comparable store sales decreased 1.6%, including a decline of 1.0% in service revenue (including labor, installed merchandise and tires) and a decline of 2.0% in retail merchandise sales.

Earnings
Comparable net earnings, excluding the $53,232,000 of after tax charges associated with the previously announced corporate restructuring and other actions, of $16,851,000 ($.33 per share - basic and $.31 per share - diluted) are comparable to the $16,865,000 ($.33 per share - basic and $.31 per share - diluted) recorded last year. The Company believes that reporting comparable net earnings is a more accurate representation of its operating results.

GAAP net earnings, which include the $53,232,000 of after tax charges associated with the previously announced corporate restructuring and other actions, declined from the $16,554,000 ($.32 per share - basic and $.30 per share - diluted) recorded last year to a net loss of $36,381,000 ($.70 per share - basic and diluted).


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Six Months
Sales
Sales for the six months ended August 2, 2003 (excluding 33 closed stores) were $1,066,940,000, 3.5% less than the $1,105,286,000 recorded last year.
Comparable store sales decreased 3.5%, including a decrease of 3.1% in service revenue (including labor, installed merchandise and tires) and a decline of 3.8% in retail merchandise sales.

Earnings
Comparable net earnings, excluding the $72,093,000 of after tax charges associated with the previously announced corporate restructuring and other actions, as well as the charges taken in the first quarter for legal reserves, the former CEO's pension obligation and the adoption of SFAS No.143, Accounting for Asset Retirement Obligations, of $26,495,000 ($.51 per share - basic and $.49 per share - diluted) are 15.0% lower than the $31,159,000
($.60 per share - basic and $.57 per share - diluted) recorded last year. The Company believes that reporting comparable net earnings is a more accurate representation of its operating results.

GAAP net earnings, which include the $72,093,000 of after tax charges associated with the previously announced corporate restructuring and other actions, as well as the charges taken in the first quarter for legal reserves, the former CEO's pension obligation and the adoption of SFAS No.143, Accounting for Asset Retirement Obligations, declined from the $30,119,000
($.59 per share - basic and $.56 per share - diluted) recorded last year to a net loss of $45,598,000 ($.88 per share - basic and diluted).

Corporate Restructuring And Other Actions

Building upon the "Profit Enhancement Plan" launched in October 2000, the Company conducted a comprehensive review of its operations including individual store performance, the entire management infrastructure and its merchandise and service offerings. On July 31, 2003, the Company implemented several initiatives to drive profitability in the near term and build a solid foundation for long term growth, which includes the:

       - Closure of 33 under-performing stores on July 31, 2003 (listed below)
       - Discontinuation of certain merchandise offerings
       - Closure of two small warehouses by October 1, 2003
       - Reduction of 160 Store Support Center and Field managers

In conjunction with these actions, the Company believes that it will achieve an annual after tax operating expense reduction of approximately $6,930,000 and expects to receive approximately $29,700,000 in proceeds from the sale of assets. The Company recorded an after tax charge to earnings in the second quarter of $44,048,000 related to these actions and estimates the cash impact to be approximately $8,509,000.

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In addition, after tax earnings also include a $9,184,000 charge for increases to legal and self insurance reserves, asset impairments, the write off of unamortized financing charges and other expenses. The Company estimates the cash impact of this charge to be approximately $12,188,000.

The following is a complete list of stores (by state) that were closed on July 31, 2003:

ARIZONA          1      Camelback (Phoenix)
CALIFORNIA      11      El Cerrito; Fairfield; Fremont;
                        Greenback (Citrus Heights); La Verne; Napa; Pittsburg;
                        South Chula Vista; Vacaville; Van Nuys; and Yuba City
FLORIDA          4      Clearwater; Lauderdale Lakes (Lauderdale); Melbourne;
                        and Tyrone Blvd.(St. Petersburg)
GEORGIA          1      Decatur
ILLINOIS         1      Des Plaines
MASSACHUSETTS    1      Worchester West
NEW JERSEY       1      Watchung
NEW YORK         2      East Meadow; and South Huntington (Huntington Station)
NORTH CAROLINA   1      Freedom Drive (Charlotte)
OHIO             1      Colerain (Cincinnati)
PENNSYLVANIA     3      Selinsgrove; Upper Darby; and Williamsport (Loyalsock)
TEXAS            5      Commerce (San Antonio); Dairy Ashford (Houston);
                        East Lancaster (Fort Worth); Mesa (El Paso); and West
                        Oaks Mall (Houston)
VIRGINIA         1      Harrisonburg



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

Pep Boys Financial Highlights


                                                 Thirteen                 Thirteen
                                                 Weeks Ended              Weeks Ended
                                                 August 2, 2003           August 3, 2002
                                                 --------------           --------------


Total Revenues                                   $  556,030,000           $ 565,631,000


Net (Loss) Earnings                              $  (36,381,000)          $  16,554,000

Add (Net of Tax):

    Non-recurring Charge (a)                     $   44,048,000           $     311,000
    Other Charges (b)                            $    9,184,000           $           -
                                                 --------------           -------------
Comparable Net Earnings                          $   16,851,000           $  16,865,000
                                                 ==============           =============


Average Shares - Basic                               51,816,000              51,489,000

Average Shares - Diluted                             51,816,000              58,068,000

Basic (Loss) Earnings Per Share                  $        (.70)           $         .32

Diluted (Loss) Earnings Per Share                $        (.70)           $         .30

Comparable Basic Earnings Per Share              $         .33            $         .33

Comparable Diluted Earnings Per Share            $         .31            $         .31


(a)  Expense related to the Corporate Restructuring.

(b)  Expense related to the other charges for legal and self insurance reserves, asset impairments, unamortized financing fees and other expenses.

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

                                                 Twenty-six               Twenty-six
                                                 Weeks Ended              Weeks Ended
                                                 August 2, 2003           August 3, 2002
                                                 ---------------          ---------------


Total Revenues                                   $ 1,066,940,000          $ 1,105,286,000


Net (Loss) Earnings                              $   (45,598,000)         $    30,119,000

Add (Net of Tax):

    Non-recurring Charge (a)                     $   44,592,000           $     1,040,000
    Other Charges (b)                            $   27,501,000           $             -
                                                 --------------           ---------------
Comparable Net Earnings                          $   26,495,000           $    31,159,000
                                                 ==============           ===============


Average Shares - Basic                               51,733,000              51,467,000

Average Shares - Diluted                             51,733,000              55,338,000

Basic (Loss) Earnings Per Share                  $        (.88)           $         .59

Diluted (Loss) Earnings Per Share                $        (.88)           $         .56

Comparable Basic Earnings Per Share              $         .51            $         .60

Comparable Diluted Earnings Per Share            $         .49            $         .57


(a)  Expense related to the Corporate Restructuring.

(b)  Expense related to the other charges for legal and self insurance reserves, asset impairments, unamortized financing fees and other expenses.

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About Pep Boys:
Pep Boys has 596 stores and over 6000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities,the company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800-PEP-BOYS or by visiting pepboys.com.

                            ###

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995.
The word "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investor Contact: George Babich, President & CFO (215) 430-9720
Media Contact: Bill Furtkevic (215) 430-9676
Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA  19132
Internet:http://www.pepboys.com